Exhibit 10.11

FIRST AMENDMENT

OF

H.B. FULLER COMPANY

KEY EMPLOYEE DEFERRED COMPENSATION PLAN

(2005 Amendment and Restatement)

H.B. Fuller Company (“H.B. Fuller”) and certain affiliated companies (“Employers” or “Employer,” as applicable) maintains a nonqualified, unfunded deferred compensation plan (the “Plan”) for the benefit of a select group of employees which is currently embodied in a document entitled “H.B. Fuller Company Key Employee Deferred Compensation Plan (2005 Amendment and Restatement)” (the “Plan Statement”). The Plan Statement is hereby amended as follows:

1.    DEFINITION OF CHANGE IN CONTROL. Effective January 23, 2008, Section 1.2.4(b) of the Plan Statement is amended by replacing the number “15%” with the number “30%.”

2.    SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

Dated: January 24, 2008	H.B. FULLER COMPANY

	By:	/s/ Michele Volpi

	Its:	President and Chief Executive Officer